Independent Auditors' Report
The Board of Trustees
Mentor Institutional Trust

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments of the SNAP Fund, a portfolio of Mentor Institutional Trust, as of June 30, 1999, and the related statement of operations for the year then ended, statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the three-year period then ended and for the period from July 24, 1995 (commencement of operations as a registrant under the Investment Company Act of 1940) to June 30, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 1999 by correspondence with the customer. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the SNAP Fund, a portfolio of Mentor Institutional Trust, as of June 30, 1999, and the results of its operations for the year then ended, changes in its net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the three-year period then ended and for the period from July 25, 1995 (commencement of operations as registrant under the Investment Company Act of 1940) to June 30, 1996, in conformity with generally accepted accounting principles.

                                                  /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
August 6, 1999